Calculation of Filing Fee Tables
S-8
Adaptive Biotechnologies Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share, reserved for issuance pursuant to the 2019 Equity Incentive Plan	Other	14,943,083	$ 15.12	$ 225,939,414.96	0.0001381	$ 31,202.23
Total Offering Amounts:						$ 225,939,414.96		$ 31,202.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 31,202.23
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock. (2) Reflects automatic annual increases on each of January 1, 2024 and January 1, 2026 to the number of shares of the Registrant's common stock reserved for issuance under the Adaptive Biotechnologies Corporation 2019 Equity Incentive Plan (the "2019 EIP"), which annual increases are provided for in the 2019 EIP. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of $15.12 per share, which represents the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on February 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A